Exhibit 99.1

For immediate release	Contact:
Claire M. Chadwick
EVP and Chief Financial Officer
630 Godwin Avenue
Midland Park, NJ 07432
P: 201-444-7100

PRESS RELEASE

Stewardship Financial Corporation Announces Pricing
of Upsized Follow-On Public Offering of Common Stock

Midland Park, NJ - April 11, 2017 - Stewardship Financial Corporation (NASDAQ: SSFN) (the “Corporation”), the parent company of Atlantic Stewardship Bank serving Northern New Jersey, today announced the pricing of an underwritten follow-on public offering of 2,181,818 shares of its common stock at a price of $8.25 per share, for gross proceeds of approximately $18.0 million. The offering was increased from the previously announced amount of 1,800,000 shares. After deducting the underwriting discount and estimated offering expenses, the Corporation expects to receive net proceeds of approximately $16.3 million. The Corporation has also granted the underwriter a 30-day option to purchase up to an additional 327,272 shares of common stock at the same price and on the same terms and conditions. The offering is expected to close on April 17, 2017, subject to customary closing conditions.

Sandler O’Neill + Partners, L.P. is serving as the sole book-running manager for the offering. The shares will be issued pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) on Form S-1 (File No. 333-216878).

Press Release - Midland Park, NJ
Stewardship Financial Corporation, continued                         April 11, 2017

The Corporation expects to use the net proceeds of this offering to support organic growth and other general corporate purposes.

Additional Information Regarding the Offering
The offering is being made pursuant to an effective registration statement filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale of securities would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offers, solicitations of offers to buy or sales of securities will only be made by means of a prospectus, copies of which may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, or by phone at 1-866-805-4128. The registration statement may also be accessed through the SEC's website at www.sec.gov.

About Stewardship Financial Corporation
Stewardship Financial Corporation’s subsidiary, Atlantic Stewardship Bank (“ASB”) is a full-service community bank serving both individuals and businesses. ASB is known for tithing, or sharing, 10% of its pre-tax profits with Christian and local charities. To date, ASB’s total tithe donations total over $9 million. ASB maintains 11 banking locations in NJ and plans to open a twelfth location in Morristown in late spring. Current locations include: Midland Park, Hawthorne, Montville, North Haledon, Pequannock, Ridgewood, Waldwick, Westwood, Wyckoff and two offices in Wayne.

Press Release - Midland Park, NJ
Stewardship Financial Corporation, continued                         April 11, 2017

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning future business, revenue and earnings. These statements are not historical facts or guarantees of future performance, events or results. There are risks, uncertainties and other factors that could cause the actual results of Stewardship Financial Corporation to differ materially from the results expressed or implied by such statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include competitive pressures among financial services companies, interest rate trends, general economic conditions, changes in legislation or regulatory requirements, effectiveness at achieving stated goals and strategies, and difficulties in achieving operating efficiencies. These risks and uncertainties are more fully described in Stewardship Financial Corporation’s Annual and Quarterly Reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. Stewardship Financial Corporation undertakes no obligation to publicly update or revise forward-looking information, whether as a result of new, updated information, future events or otherwise.

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